EXHIBIT 10.1

THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 28, 2018 (the “Third Amendment Effective Date”), is entered into by and among FuelCell Energy, Inc., a Delaware corporation (“Parent”), Versa Power Systems, Inc., a Delaware corporation (“Versa Delaware”), Versa Power Systems Ltd. a corporation organized under the laws of Alberta, Canada (“Versa Canada”), and each of Parent’s Subsidiaries that delivers a Joinder Agreement pursuant to Section 7.13 of the Loan and Security Agreement (hereinafter collectively referred to as the “Borrowers” and each, a “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as Lender, constituting the Required Lenders, and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and the Lender (in such capacity, together with its successors and assigns in such capacity, “Agent”).

Borrowers, the Lender and Agent are parties to a Loan and Security Agreement dated as of April 14, 2016 (as amended as of September 5, 2017 and October 27, 2017 and as may be further amended, restated or modified from time to time, the “Loan and Security Agreement”).  The Borrowers have requested that Agent and Lender agree to certain amendments to the Loan and Security Agreement.  Agent and Lender have agreed to such request, subject to the terms and conditions hereof.

Accordingly, the parties hereto agree as follows:

SECTION 1Definitions; Interpretation.

(a)Terms Defined in Loan and Security Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)Interpretation.  The rules of interpretation set forth in Section 1.1 of the Loan and Security Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2Amendments to the Loan and Security Agreement.

(a)The Loan and Security Agreement shall be amended as follows effective as of the Third Amendment Effective Date:

(i)Amended and Restated Definitions.  The following definitions are hereby amended and restated as follows:

“Amortization Date” means April 1, 2019; provided however, if Performance Milestone I is satisfied, then July 1, 2019, and if Performance Milestone I and Performance Milestone II are satisfied, January 1, 2020.

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Current Indebtedness existing on the Third Amendment Effective Date pursuant to the terms existing as of the Third Amendment Effective Date; (iii) Indebtedness of up to $5,000,000.00 outstanding at any time secured by a Lien described in clause (vi) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment financed with such Indebtedness; (iv) Indebtedness incurred in the ordinary course of business with corporate credit cards not to exceed $2,000,000.00 outstanding at any time; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Qualified Reimbursement Obligations not to exceed (A) $125,000,000.00 or (B) if the Third Amendment Conditions are satisfied and continue to be satisfied (if clause (b) of such definition applies), $200,000,000.00, in each case outstanding at any time, provided that only (1) $35,000,000.00, or (2) if the Third Amendment Conditions are satisfied and continue to be satisfied (if clause (b) of such definition applies), $50,000,000.00, in each case in Qualified Reimbursement Obligations outstanding at any time may be secured, and provided further that any security in connection with Qualified Reimbursement Obligations shall be limited solely to cash collateral pledged in non-recourse Deposit Accounts (provided that the foregoing limitations in this Clause (vi) shall be applied without taking into account any Qualified Reimbursement Obligations that are included in Current Indebtedness); (vii) Project Company Indebtedness; (viii) unsecured guarantees with respect to Project Company Indebtedness not to exceed (A) $250,000,000.00 , or (B) if the Third Amendment Conditions are satisfied and continue to be satisfied (if clause (b) of such definition applies) $400,000,000.00, in each case outstanding at any time; (ix) Indebtedness to JP Morgan Chase Bank in an amount not to exceed $5,000,000 and on terms and conditions similar to Borrower’s prior debt facility with JP Morgan Chase Bank subject to (A) the reasonable approval of Agent, (B) intercreditor agreement in form and substance reasonably satisfactory to Agent, and (c) that any security granted to JP Morgan Chase Bank under such facility must also be provided to secure the Obligations; (x) intercompany Indebtedness as long as either (A) each of the Subsidiary obligor and the Subsidiary obligee under such Indebtedness is a Qualified Subsidiary that has executed a Joinder Agreement; (xi) Indebtedness pursuant to Hedge Agreements not to exceed $1,000,000.00 outstanding at any time; (xii) the DECD Phase 2 Loan; (xiii) Indebtedness to trade creditors incurred in the ordinary course of business; and (xiv) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Project Roundtrip Transaction” means, as long as no Event of Default has occurred and is existing, a transaction by which: Borrower makes an Investment in any Project Company so that such Project Company can pay off in full such Project Company’s then outstanding Project Company Indebtedness or incur Project Company Indebtedness, in each case as long as (a) within 10 Business Days of such Investment either (A) such Project Company is Transferred to a purchaser providing financing similar to the financing that constitutes Project Company Indebtedness as of the Third Amendment Effective Date, or (B) such Project Company incurs other Project Company Indebtedness, in each case so that the proceeds of such Project Company Indebtedness are distributed dollar for dollar for the amount of such Investment back to Borrower, (b) no Investment under a Project Roundtrip Transaction shall exceed $ 20,000,000.00 in each instance (i.e. no more than $20,000,000.00 outstanding from any Project Company before the proceeds have to be distributed back to Borrower to cover the amount invested dollar for dollar) and (c) no more than $50,000,000.00 will be outstanding (i.e. not returned dollar for dollar) in connection with Project Roundtrip Transactions

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to the greater of either (i) 9.90% plus the prime rate as reported in The Wall Street Journal minus 4.50%, and (ii) 9.90%.

“Term Loan Maturity Date” means April 1, 2020; provided however, if Performance Milestone III is satisfied, then October 1, 2020.

“Third Amendment Conditions” means either (a) the Performance Milestone II has been satisfied, or (b) the Borrower shall maintain an unrestricted Cash balance in accounts subject to an Account Control Agreement in favor of Agent of at least (i) $50,000,000.00 plus (ii) the amount of accounts payable (as defined under GAAP) not paid within 90 days of the invoice date.

(ii)New Definitions.  The following definitions are added to Section 1.3 in their proper alphabetical order:

“Original Term Loans” has the meaning given to it in Section 2.2(a).

“Performance Milestone I” means (a) no Event of Default shall have occurred and is continuing; and (b) measured on January 31, 2019, Borrower shall have achieved (i) 85% of forecasted GAAP revenue and (ii) 85% of forecasted Gross Profit, in each case measured on a trailing twelve month basis and based on the plan approved by Borrower to Lender on or prior to the execution of the Third Amendment.

“Performance Milestone II” means (a) no Event of Default shall have occurred and is continuing; and (b) measured on July 31, 2019, Borrower shall have achieved (i) 80% of forecasted GAAP revenue and (ii) 80% of forecasted Gross Profit, in each case measured on a trailing six month basis and based on the plan approved by Borrower to Lender on or prior to the execution of the Third Amendment.

“Performance Milestone III” means (a) no Event of Default shall have occurred and is continuing; (b) Borrower shall have achieved each of Performance Milestone I and Performance Milestone II and (c) on December 31, 2019 Borrower maintains an unrestricted Cash balance of at least $50,000,000 plus the amount of accounts payable (as defined under GAAP) not paid within 90 days of the date payment was issued, in accounts subject to an Account Control Agreement in favor of Agent.

“Third Amendment” means that certain third amendment to loan and security agreement dated as of the Third Amendment Effective Date, among Borrowers, Agent and Lender.

“Third Amendment Effective Date” means March 28, 2018.

(iii)Deleted Definitions.  The following definitions are hereby deleted in their entirety: (A) “Performance Milestone”; (B) “Tranche II Milestone”; (C) “Tranche II Pfizer PPA”; (D) “Tranche III” and (E) “Tranche III Milestone”.

(iv)Section 2.2(a).  Section 2.2(a) is hereby amended and restated in its entirety as follows:

(a)Advances.  Prior to the Third Amendment Effective Date, Lender made Term Loan Advances in an aggregate amount of $20,000,000 (the “Original Term Loans”).  Borrower acknowledges and agrees that, as of the Third Amendment Effective Date, $11,909,404.18 of the principal amount of the Original Term Loans remains outstanding and such entire outstanding principal balance shall for all purposes hereunder be deemed to constitute and be referred to as a Term Loan Advance hereunder, without constituting a novation, and shall be deemed an Advance on the Third Amendment Effective Date. No Prepayment Charge (as defined herein) or other charge or fee shall apply with respect to the foregoing Advance for repayment of the Original Term Loans.   Subject to the terms and conditions of this Agreement, Lender will severally (and not jointly) make in an amount not to exceed its respective Term Commitment, and Borrower agrees to draw, a Term Loan Advance of $13,090,595.82 on the Third Amendment Effective Date.  The aggregate outstanding Term Loan Advances may only be up to the Maximum Term Loan Amount.

(v)Section 2.5.  Section 2.5 is hereby amended and restated in its entirety as follows:

2.5Prepayment.  At its option upon at least seven (7) Business Days prior notice to Agent, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance, and all accrued and unpaid interest thereon, together with a prepayment charge equal to the following percentage of the Advance amount being prepaid: if such Advance amounts are prepaid in any of the first twelve (12) months following the Third Amendment Effective Date 2.00%; and thereafter, 1.00% (each, a “Prepayment Charge”).  Borrower agrees that the Prepayment Charge is a reasonable calculation of Lender’s lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances.  Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control.

(vi)Section 2.6.  Section 2.6 is hereby amended and restated in its entirety as follows:

2.6End of Term Charge.

(a) On the earliest to occur of (i) October 1, 2018, (ii) the date that Borrower prepays all of the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that all of the Secured Obligations become due and payable, Borrower shall pay Lender a charge of $1,700,000. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.

(b)On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays all of the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that all of the Secured Obligations become due and payable, Borrower shall pay Lender a charge of $875,000. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Third Amendment Effective Date.

(vii)Section 8.2.  Section 8.2 is hereby amended and restated in its entirety as follows:

8.2Minimum Unrestricted Cash Balance.  At all times following the Third Amendment Effective Date, Borrower shall maintain an unrestricted Cash balance of at least (a) 75% of the outstanding Loan balance plus (b) the amount of accounts payable (as defined under GAAP) not paid within 90 days of the date payment was issued, in accounts subject to an Account Control Agreement in favor of Agent.

(viii)Schedules.  As of the Third Amendment Effective Date, Schedule 1, Schedule 1A, Schedule 5.14, Schedule AB, Schedule AC and Schedule AD are amended and restated in their entirety as attached hereto.

(b)References within Loan and Security Agreement.  Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment.

SECTION 3Conditions of Effectiveness.  The effectiveness of Section 2 of this Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)Fees and Expenses.  The Parent shall have paid:

(i)a due diligence fee of $20,000, which fee was paid to Lender prior to the Amendment Effective Date, and is deemed fully earned on such date paid regardless of the early termination of this Agreement;

(ii)a third amendment facility charge equal to $250,000;

(iii)all attorney fees and other costs and expenses then due in accordance with Section 6(e), and

(iv)all other fees, costs and expenses, if any, due and payable as of the Third Amendment Effective Date under the Loan and Security Agreement.

(b)This Amendment.  Agent shall have received this Amendment, executed by Agent, the Lender and the Borrowers.

(c)Legal Opinion.  Agent shall have received a legal opinion of Borrower’s counsel in form and substance satisfactory to Agent.

(d)Resolutions.  Agent shall have received certified copy of resolutions of Borrower’s audit and finance committee of the board of directors evidencing approval of this Amendment, the Loan and other transactions evidenced by the Loan Documents.

(e)Governing Documents.  Agent shall have received certified copies of the Certificate of Incorporation and the Bylaws, as amended through the Third Amendment Effective Date, of Borrower.

(f)Good Standing.  Agent shall have received a certificate of good standing for Parent and Versa Delaware from its state of incorporation and, subject to Section 5 below, similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would have a Material Adverse Effect.

(g)Conditions Precedent to Advance.  Borrower shall have satisfied each condition precedent set forth in Sections 4.2 and 4.3 of the Loan and Security Agreement.

(h)Representations and Warranties; No Default.  On the Third Amendment Effective Date, after giving effect to the amendment of the Loan and Security Agreement contemplated hereby:

(i)The representations and warranties contained in Section 4 shall be true and correct on and as of the Third Amendment Effective Date as though made on and as of such date; and

(ii)There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4Representations and Warranties.  To induce Agent and Lender to enter into this Amendment, each Borrower hereby confirms, as of the Third Amendment Effective Date, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and (b) that there has not been and there does not exist a Material Adverse Effect.   For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Amendment, and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

SECTION 5Post-Closing Covenant.  Each Borrower covenants and agrees to deliver to Agent (a) on or before the date that is ten (10) Business Days following the Third Amendment Effective Date (or such later date as the Agent may agree in its reasonable discretion), a revised Perfection Certificate updated as of the Third Amendment Effective Date and (b) on or before the date that is ten (10) Business Days following the Third Amendment Effective Date  (or such later date as the Agent may agree in its reasonable discretion), a certified copy of the Certificate of Incorporation (or equivalent) and certificate of good standing (or equivalent) for Versa Canada.  Each Borrower agrees that the failure to comply with this Section 5 shall be deemed an immediate Event of Default.

SECTION 6Miscellaneous.

(a)Loan Documents Otherwise Not Affected; Reaffirmation.  Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement, as amended, and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lender’s and Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.  Each Borrower hereby reaffirms the grant of security under Section 3.1 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement and the other Loan Documents.

(b)Conditions.  For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the Third Amendment Effective Date specifying its objection thereto.

(c)Release.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which any Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the Third Amendment Effective Date, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Each Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Each Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.  Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(d)No Reliance.  Each Borrower hereby acknowledges and confirms to Agent and the Lender that such Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)Costs and Expenses.  Each Borrower agrees to pay to Agent on the Third Amendment Effective Date the out-of-pocket costs and expenses of Agent and the Lenders party hereto, and the fees and disbursements of counsel to Agent and the Lenders party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Third Amendment Effective Date or after such date.

(f)Binding Effect.  This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)Governing Law.  This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(h)Complete Agreement; Amendments.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

(i)Severability of Provisions.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

(j)Counterparts.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k)Loan Documents. This Amendment shall constitute a Loan Document.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWERS:

FuelCell Energy, Inc.

Signature:/s/ Michael S. Bishop

Print Name:Michael S. Bishop

Title:Sr. Vice President, CFO

Versa Power Systems, Inc.

Signature:/s/ Michael S. Bishop

Print Name:Michael S. Bishop

Title:Treasurer

Versa Power Systems Ltd.

Signature:/s/ Michael S. Bishop

Print Name:Michael S. Bishop

Title:Treasurer

[Signature Page to Third Amendment to Loan and Security Agreement]

AGENT:

HERCULES CAPITAL INC.

Signature:/s/ Zhuo Huang

Print Name:Zhuo Huang

Title:Associate General Counsel

LENDER:

HERCULES FUNDING II, LLC

Signature:/s/ Zhuo Huang

Print Name:Zhuo Huang

Title:Associate General Counsel

[Signature Page to Third Amendment to Loan and Security Agreement]

EXHIBIT I

CONNECTICUT INDEBTEDNESS COLLATERAL

1.

CEFIA Financing: Collateral, as granted pursuant to the security agreement for the CEFIA Financing (the “CEFIA Financing Security Agreement”), consists of a security interest in all of Borrower’s interest in: (i) the Project Agreements, including any proceeds therefrom; and (ii) amounts held in Account Number 188510695 with J.P. Morgan Chase Bank and all proceeds of each of the foregoing and all accessions to, and replacements for each of the foregoing.  Project Agreements consist of the Asset Purchase Agreement by and between Borrower, Bridgeport Fuel Cell Park, LLC and Dominion Bridgeport Fuel Cell, Inc., dated December 12, 2012; the Agreement for Engineering, Procurement and Construction for the Bridgeport Fuel Cell Park, Purchase Order No. 70254744, dated as of December 12, 2012 between Borrower and Dominion Bridgeport Fuel Cell, LLC; the Services Agreement dated December 12, 2012 (the “Services Agreement”) between Borrower and Dominion Bridgeport Fuel Cell, LLC; and the Grantor Trust Agreement between Borrower and Branch Banking and Trust Company executed pursuant to Section 8.3 of the Services Agreement.

2.

CDA Financing: Collateral, as granted pursuant to the security agreement for the CDA Financing (the “CDA Financing Security Agreement”),  consists of a security interest in all of Borrower’s interest in: (i) all machinery and equipment acquired by Borrower with the proceeds of the CDA Financing as more fully described in Schedule A  to the CDA Financing Security Agreement, as may hereafter be modified, amended and supplemented from time to time by the secured party; (ii) all items of  machinery and equipment owned or hereafter owned by Borrower and described in Schedule A-1 of the CDA Financing Security Agreement, as may hereafter be modified, amended and supplemented from time to time by the secured party;  and the products, accessions and substitutions therfor, and the accounts and proceeds arising from the sale or disposition therof including any returns thereof, including, where  applicable, the proceeds of insurance covering the above.

3.

DECD Financing: Collateral, as granted pursuant to the security agreement for the DECD Financing (the “DECD Financing Security Agreement”) and a mortgage agreement for the DECD Financing (the “DECD Mortgage”), consists of: (i) a security interest in all of the Borrower’s interest in certain machinery, equipment and other assets set forth in Schedule A and Schedule A-1 of the DECD Financing Security Agreement; and (ii) a first position mortgage on the real estate known as 3 Great Pasture Road, Danbury, CT and bounded and described in Schedule A to the DECD Mortgage.

SCHEDULE 1

Subsidiaries

1.	Versa Power Systems, Inc., a Delaware corporation.
2.	Versa Power Systems Ltd., a corporation organized under the laws of Alberta, Canada.
3.	DFC ERG CT, LLC, a Connecticut limited liability company.
4.	FuelCell Energy Finance, LLC, a Connecticut limited liability company.
5.	FCE FuelCell Energy Ltd., a corporation organized under the laws of British Columbia, Canada.
6.	FCE Korea Ltd., a corporation organized under the laws of the Republic of Korea.
7.	FuelCell Energy Solutions GmbH, a corporation organized under the laws of Germany.

SCHEDULE 1A

Current Indebtedness

1.	Loan Agreement, dated April 29, 2008, by and between FUELCELL ENERGY, INC. and THE CONNECTICUT DEVELOPMENT AUTHORITY.
2.	Loan Agreement, dated March 5, 2013, by and between FuelCell Energy, Inc. and the Connecticut Green Bank.
3.

Assistance Agreement by and between The STATE of CONNECTICUT Acting by the DEPARTMENT OF ECONOMIC AND COMMUNITY DEVELOPMENT and FUELCELL ENERGY, INC. dated October 19, 2015 regarding a Phase 1 Loan and Phase 2 Loan to be made to Borrower with regard to the FuelCell Energy Expansion Project, as defined therein.

4.	Loan Agreement, dated July 30, 2014, by and between FUELCELL ENERGY FINANCE, LLC, a Connecticut limited liability company and NRG Energy, Inc., a Delaware corporation.
5.	Amended and Restated Lease Agreement, dated as of December 23, 2015, between PNC Energy Capital LLC, a Delaware limited liability company and UCI Fuel Cell, LLC, a Delaware limited liability company.
6.	Lease Agreement, dated as of September 6, 2016, between PNC Energy Capital LLC, a Delaware limited liability company and Riverside Fuel Cell, LLC, a Delaware limited liability company.
7.	Lease Agreement, dated as of October 31, 2016, between PNC Energy Capital LLC, a Delaware limited liability company and Groton Fuel Cell 1, LLC, a Delaware limited liability company.
8.	Lease Agreement, dated as of December 22, 2016, between PNC Energy Capital LLC, a Delaware limited liability company and SRJFC, LLC, a Delaware limited liability company.
9.	Guaranty, dated as of July 30, 2014 by FUELCELL ENERGY, INC. in favor of NRG ENERGY, INC.
10.	Master Guaranty Agreement, dated December 11, 2015 by FuelCell Energy, Inc. in favor of PNC Energy Capital LLC.
11.	Guaranty, dated April 28, 2014 by FuelCell Energy, Inc. for the benefit of University of Bridgeport.
12.	Guaranty, dated October 13, 2015 by FuelCell Energy, Inc. for the benefit of County of Alameda.
13.	Parent Guarantee, dated November 23, 2015 by FuelCell Energy, Inc. for the benefit of Pfizer Inc.

14.	Payment and Performance Guaranty, dated as of November 27, 2017, by FuelCell Energy, Inc. for the benefit of Toyota Motor North America, Inc.
15.	Guarantee, dated May 17, 2015, by FuelCell Energy, Inc. in favor of City of Riverside.
16.

Irrevocable Standby Letter of Credit No. CTCS-285954, dated April 25, 2012, in favor of BIOFUELS FUEL CELL, LLC, and U.S. BANKCORP COMMUNITY DEVELOPMENT CORPORATION and the BANK OF NEW YORK MELLON for the account of FUELCELL ENERGY, INC. for an amount of $300,000.

17.

Standby Letter of Credit No. TTTS-700624 as amended by Amendment No. 1, dated May 24, 2013, in favor of THE TRAVELERS INDEMNITY COMPANY for the account of FUELCELL ENERGY, INC. for the amount of $100,000.

18.	Irrevocable Standby Letter of Credit No. CTCS-999668, dated May 11, 2016, in favor of THE UNITED ILLUMINATING COMPANY, for the account of FUELCELL ENERGY, INC. for the amount of $564,000.
19.

Irrevocable Standby Letter of Credit Reference No. NUSCGS002291, dated January 16, 2018, in favor of ASPEN AMERICAN INSURANCE COMPANY, for the account of FUELCELL ENERGY, INC. for the amount of $387,000.

20.

Standby Letter of Credit No. CTCS-809963 as amended by Amendment No. 3, dated November 18, 2014, in favor of Zurich American Insurance Company, for the account of FUELCELL ENERGY, INC. for the amount of $1,050,000.

SCHEDULE 5.3

NONE

Schedule 5.5

Actions Before Governmental Authorities

NONE

Schedule 5.8

Tax Matters

NONE

Schedule 5.9

Intellectual Property

Claims

NONE

Schedule 5.10

Intellectual Property

NONE

Schedule 5.11

Borrower Products

NONE

Schedule 5.14

Capitalization

Common stock ($.0001 par value). There are 225,000,000 shares authorized as of January 31, 2018. There were 77,302,110 shares issued and outstanding as of January 31, 2018.

Preferred Stock. The Company has 250,000 shares Preferred Stock Authorized for issuance of which shares to date have been issued and designated as 5% Series B Cumulative Convertible Perpetual Preferred Stock and Series C Convertible Preferred Stock. At January 31, 2018 there were 64,020 shares of our 5% Series B Cumulative Convertible Perpetual Preferred Stock

(Liquidation Preference $1,000 per share) issued and outstanding and there were 24,201 shares of our Series C Convertible Preferred Stock (Liquidation Preference $1,000 per share) issued and outstanding.

.

SCHEDULE AB

Project Companies Indebtedness

1.

Loan Agreement, dated July 30, 2014, by and between FUELCELL ENERGY FINANCE, LLC, a Connecticut limited liability company and NRG Energy, Inc., a Delaware corporation. There were no drawdowns or outstanding balances on the Loan Agreement as of January 31, 2018

2.	Amended and Restated Lease Agreement, dated as of December 23, 2015, between PNC Energy Capital LLC, a Delaware limited liability company and UCI Fuel Cell, LLC, a Delaware limited liability company.
3.	Lease Agreement, dated as of September 6, 2016, between PNC Energy Capital LLC, a Delaware limited liability company and Riverside Fuel Cell, LLC, a Delaware limited liability company.
4.	Lease Agreement, dated as of October 31, 2016, between PNC Energy Capital LLC, a Delaware limited liability company and Groton Fuel Cell 1, LLC, a Connecticut limited liability company.
5.	Lease Agreement, dated as of December 22, 2016, between PNC Energy Capital LLC, a Delaware limited liability company and SRJFC, LLC, a Delaware limited liability company.
6.	Loan Agreement dated April 9, 2012 between Webster Bank, National Association a Delaware corporation and New Britain Renewable Energy, LLC a Delaware limited liability company.

SCHEDULE AC

Permitted Shell Subsidiaries

1.	DFC ERG CT, LLC, a Connecticut limited liability company.

SCHEDULE AD

Project Companies

1.	UCI Fuel Cell, LLC, a Delaware limited liability company.
2.	Riverside Fuel Cell, LLC, a Delaware limited liability company.
3.	Yaphank Fuel Cell Park, LLC, a New York limited liability company.
4.	CR Fuel Cell, LLC, a New York limited liability company.
5.	Montville Fuel Cell Park, LLC, Connecticut limited liability company.
6.	Eastern Connecticut Fuel Cell Properties, LLC, a Connecticut limited liability company.
7.	SRJFC, LLC, a Delaware limited liability company.
8.	Farmingdale Fuel Cell, LLC, a New York limited liability company.
9.	BRT Fuel Cell, LLC, a New York limited liability company.
10.	Bakersfield Fuel Cell 1, LLC, a Delaware limited liability company.
11.	Groton Fuel Cell 1, LLC, a Connecticut limited liability company.
12.	Groton Station Fuel Cell, LLC, a Connecticut limited liability company.
13.	Central CA Fuel Cell 1, LLC, a Delaware limited liability company.
14.	Long Beach Trigen, LLC, a Delaware limited liability company.
15.	Central CA Fuel Cell 2, LLC, a Delaware limited liability company.
16.	New Britain Renewable Energy, LLC, a Delaware limited liability company.
17.	Central CT Fuel Cell 1, LLC, a Connecticut limited liability company.
18.	TRS Fuel Cell, LLC, a Connecticut limited liability company.
19.	Broad Street Fuel Cell, LLC, a Connecticut limited liability company.